Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-84046) and (No. 333-56915) and Forms S-8 (No. 333-102875), (No. 333-98013), (No. 333-71766), (No. 333-64634), (No. 333-44890), (No. 333-83555) and (No. 333-24539) of Euronet Worldwide, Inc. of our report dated April 28, 2003 relating to the financial statements of e-pay Limited, which appears in the Current Report on Form 8-K/A of Euronet Worldwide, Inc. dated February 19, 2003.

PricewaterhouseCoopers LLP

London

May 2, 2003